UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2010

WEBMEDIABRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment  of Principal Officers.

On March 16, 2010, the Board of Directors (the “Board”) of the WebMediaBrands Inc., a Delaware corporation (the “Company”) appointed Wayne A. Martino to serve as a member of each of the Audit Committee, the Compensation Committee and the Governance/Nominating Committee of the Board, effective immediately.

This Current Report on Form 8-K/A amends and supplements the information in Item 5.02 of the Current Report on Form 8-K filed by the Company on January 22, 2010, regarding the election of Wayne A. Martino to serve as a member of the Company’s Board.  At the time of his appointment, the Board had not yet determined the committees on which Mr. Martino would serve. All other information contained in the Form 8-K, including any exhibit filed therewith, remains unchanged and is not restated or refiled with this amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMEDIABRANDS INC.

Date: March 22, 2010
/s/ Donald J. O’Neill
Donald J. O’Neill
Vice President and Chief Financial Officer